Exhibit 99.1

Pier 1 Imports, Inc. Hosting Its 2013 Investor Update Event In Fort Worth, Texas

FORT WORTH, Texas--(BUSINESS WIRE)--May 3, 2013--Pier 1 Imports, Inc. (NYSE:PIR) is hosting its 2013 Investor Update event for shareholders and members of the buy- and sell-side analyst community on May 7, 2013 at its headquarters located in Fort Worth, Texas. The Company’s management team will provide an update on the Company’s operating strategies and long-term growth initiatives.

The Investor Update presentation will begin at approximately 9:30 a.m. Central Time (10:30 a.m. Eastern Time) and will be available in its entirety through a live webcast along with associated materials through the Company’s website at www.pier1.com by linking through to the “Investor Relations” page to the “Events” page, or you can listen to the presentation by dialing 1-800-322-2803, or if international, 1-617-614-4925. The conference ID number is 28361835. A copy of the transcript and associated materials, along with an audio archive, will be made available on the Company’s website within 24 hours of the Investor Update event.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400